FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “Amendment”), dated as of June 1, 2017 (the “Effective Date”), is made by and between Hancock Jaffe Laboratories, Inc., a Delaware corporation (“Hancock Jaffe”) and William Abbott (“Employee,” and together with Hancock Jaffe, the “Parties”), and amends that certain Employment Agreement, dated as of July 1, 2016, by and between Hancock Jaffe and Employee (the “Employment Agreement”).

RECITALS

WHEREAS, Hancock Jaffe and Employee previously entered into the Employment Agreement, pursuant to which Employee serves as Hancock Jaffe’s Business Development Manager;

WHEREAS, pursuant to Section 17 of the Employment Agreement, no provision of the Employment Agreement may be modified unless such modification is agreed to in writing and signed by Employee and such officer as may be designated by Hancock Jaffe; and

WHEREAS, the Parties desire to amend the Employment Agreement to recognize the Employee’s continued contribution as the Company’s Interim President through an increase Employee’s base salary.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Amendment to Section 3. Section 3 of the Employment Agreement is hereby amended and restated in its entirety as set forth below:

“BASE SALARY. Hancock Jaffe shall pay Employee a base salary (“Base Salary”) at an annual rate of $300,000 during the Term, paid in accordance with the regular payroll practices of Hancock Jaffe. The Base Salary shall be subject to annual review and adjustment at the sole discretion of the Board. In no event shall the Base Salary be reduced from the preceding year without the consent of Employee.

2.	Effect on the Employment Agreement; Reaffirmation. The Employment Agreement is not modified or amended other than as expressly indicated herein, and all other terms and conditions of the Employment Agreement shall remain in full force and effect. Hancock Jaffe and Employee hereby reaffirm every term, condition, covenant, representation and warranty set forth in the Employment Agreement not amended herein as originally made and given.

3.	Governing Law. This Amendment, for all purposes, shall be construed in accordance with the laws of the State of California without regard to conflicts of law principles.

4.	Counterparts. This Amendment may be executed (a) in one or more partially or fully executed counterparts, each of which will be deemed an original and will bind the signatory, but all of which together will constitute the same instrument, and (b) by facsimile or other electronic transmission of signatures.

[Signature page follows]

In witness whereof, Hancock Jaffe has caused this Amendment to be executed in its name and on its behalf, and Employee acknowledges understanding and acceptance of, and agrees to, the terms of this Agreement, all as of the Effective Date.

HANCOCK JAFFE LABORATORIES, INC.	WILLIAM ABBOTT

/S/ YURY ZHIVILO	/S/ WILLIAM ABBOTT
Yury Zhivilo	William Abbott
Chairman	Interim President and Chief Financial Officer

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